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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement of Dexter Corporation on Form S-8 (File No. 333-04081) of our report dated May 15, 2000, relating to the financial statements of The Employees' Savings and Profit Sharing Retirement Income Trust of Dexter Corporation and Dexter Corporation, Nonwoven Materials - Plan Portion as of December 31, 1999 and 1998, and for the years then ended, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Hartford, Connecticut
June 27, 2000